Distribution Financial Services RV Trust 1999-1
February 15, 2001 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance  $  647,203,186.48
Beginning Pool Factor          0.64720319

Distribution Allocable to Principal on Notes

          Class         Prior Prin.Pymt. $1000 orig.prin.bal.    Current Prin.Pymt. $1000 orig.prin.bal.
          A-1                  $0.00          0.0000000                    $0.00         0.0000000
          A-2                  $0.00          0.0000000                     -            0.0000000
          A-3                  $0.00          0.0000000           $10,881,103.06         0.0549556
          A-4                  $0.00          0.0000000                    $0.00         0.0000000
          A-5                  $0.00          0.0000000                    $0.00         0.0000000
          A-6                  $0.00          0.0000000                    $0.00         0.0000000
            B                  $0.00          0.0000000                    $0.00         0.0000000
            C                  $0.00          0.0000000                    $0.00         0.0000000

Distribution Allocable to Interest on Notes

Class       Rate           Prior Int. Pymt.  $1000 orig.prin.bal.    Current Int.Pymt.  $1000 orig.prin.bal.
A-1         4.97%                 $0.00          0.0000000                    $0.00         0.0000000
A-2         5.38%                 $0.00          0.0000000                    $0.00         0.0000000
A-3         5.70%                 $0.00          0.0000000              $850,255.48         4.2942630
A-4         5.84%                 $0.00          0.0000000              $937,524.40         4.8666667
A-5         5.97%                 $0.00          0.0000000              $794,616.95         4.9750000
A-6         6.02%                 $0.00          0.0000000              $322,902.77         5.0166667
  B         6.36%                 $0.00          0.0000000              $132,500.00         5.3000000
  C         7.23%                 $0.00          0.0000000              $120,500.00         6.0250000

Note Balance After Giving Effect to Principal Distribution

Class   Beginning Balance     Beginning Note Factor   Ending Balance   Ending Note Factor
A-1               0.00              0.0000000                   $0.00          0.0000000
A-2  $             -                0.0000000     $               -            0.0000000
A-3  $  179,001,154.62              0.9040554     $    168,120,051.56          0.8490997
A-4  $  192,642,000.00              1.0000000     $    192,642,000.00          1.0000000
A-5  $  159,722,000.00              1.0000000     $    159,722,000.00          1.0000000
A-6  $   64,366,000.00              1.0000000     $     64,366,000.00          1.0000000
  B  $   25,000,000.00              1.0000000     $     25,000,000.00          1.0000000
  C  $   20,000,000.00              1.0000000     $     20,000,000.00          1.0000000
Servicing Fee                                                                                                      $269,667.99
Servicing Fee Per $1,000 of Orig.Note                                                                                0.2696680

Realized Losses                                                                                                  $1,004,882.85

Reserve Account Balance                                                                                       $ 12,724,243.47

Payments Received with Respect to Receivables During Most Recently Ended Collection Period                    $ 14,733,889.26
          Interest Payments Received                                                                             $4,949,448.77
          Scheduled Principal Payments Received                                                                  $4,028,208.48
          Principal Prepayments Received                                                                         $5,756,232.01

Distribution to Residual Interestholders                                                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                              $0.00

Ending Pool Balance                                                                                           $636,212,173.29
Ending Pool Factor                                                                                                  0.63621001